Exhbit 99.2

GUARANTY

BANKATLANTIC BANCORP, INC.

2100 West Cypress Creek Road

Ft. Lauderdale, Florida 33309

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

Attn: Robert J. Johnson, Jr. , Esq.

Executive Vice President, General Counsel, Secretary and

Chief Corporate Governance Officer

July 31, 2012

To Whom It May Concern:

Reference is made to (a) that certain Stock Purchase Agreement, dated as of November 1, 2011 (as amended as of March 13, 2012, and as it may be further amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), between BB&T Corporation (“BB&T” or “you”) and BankAtlantic Bancorp, Inc. (“BBX”, “we” or “us”) and (b) the Amended and Restated Limited Liability Company Agreement of Newco, LLC contemplated to be entered into by Newco LLC, Purchaser Member and Seller Member in connection with, and attached as an exhibit to, the March 13, 2012 amendment to the Purchase Agreement (such Amended and Restated Limited Liability Company Agreement, as it may be further amended, supplemented or otherwise modified from time to time, the “LLC Agreement”).

We understand that you have agreed to enter into certain amendments to the Purchase Agreement and to cause your affiliate, Purchaser Member, to enter into the LLC Agreement, conditioned upon, among other things, the execution and delivery of this letter agreement (this “Letter Agreement”). We will derive substantial benefit from the entry into such amendments to the Purchase Agreement by you and entry into the LLC Agreement by Purchaser Member, and we are willing to execute and deliver this Letter Agreement in order to induce you and Purchaser Member to enter into such amendments to the Purchase Agreement and the LLC Agreement, respectively. Accordingly, we hereby agree as follows:

1)	Defined Terms:

a)	Capitalized terms used in this Letter Agreement and not otherwise defined herein have the meanings specified in the LLC Agreement.

b)	As used in this Letter Agreement, the following terms have the meanings specified below:

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cap”: $25 million; provided, that the Cap shall be $35 million from and at all times after the earliest of (x) any Test Date upon which there exists a Test Amount of more than $25 million and (y) the Obligations Payment Date to the extent that the Obligations as of the Obligations Payment Date are more than $25 million.

“Obligations”: as of any date, the excess of (a) the Preference Amount over (b) the amount of Subject Distributions as of such date.

“Obligations Payment Date”: the earlier of (a) the date that is 180 days following the seventh anniversary of the Effective Date and (b) the fifth Business Day following the date upon which all Portfolio Assets have been liquidated by the LLC.

“Preference Amount”: $285 million.

“Prime Rate”: as of any date, that interest rate so denominated and set by Branch Banking and Trust Company (“BBTC”), or another bank of recognized standing reasonably selected by you, from time to time as an interest rate basis for borrowings as of such date (the Prime Rate not being intended to be the lowest rate of interest charged by BBTC or such other bank in connection with extensions of credit to debtors).

“Subject Distributions”: as of any date, the amount of distributions (other than Priority Distributions) actually received as of such date by the Purchaser Member from the LLC pursuant to the LLC Agreement.

“Test Amount”: as of any Test Date, the excess, if any, of (a) the Preference Amount minus the amount of Subject Distributions as of such date, over (b) 95% of the difference of (i) aggregate net asset value as set forth in Schedule I and Schedule II to the LLC Agreement of all Portfolio Assets as set forth in Schedule I and Schedule II to the LLC Agreement, which Portfolio Assets are held as of such date by the LLC, minus (ii) all principal payments received by the LLC in respect of all such Portfolio Assets at any time from the Effective Date to such date.

“Test Date”: the last day of any Fiscal Quarter following the date hereof and prior to the Obligations Payment Date.

2)	Obligations: Subject to Section 3 hereof, we hereby promise to pay to you, on the Obligations Payment Date, the aggregate amount of the Obligations as of such date.

3)	Cap: Notwithstanding anything to the contrary provided in Section 2 hereof or otherwise, our payment obligations to you pursuant to Section 2 hereof shall not exceed, in the aggregate, the Cap.

4)	Payments: All payments made by us pursuant to the terms hereof shall be made on the date when due, in U.S. Dollars immediately available funds by wire transfer to an account designated in writing by you, without condition or deduction for any defense, recoupment, set-off or counterclaim. In the event that any amount payable by us hereunder is not paid when due, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Prime Rate plus 3.00% per annum. Such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), payable for the actual number of days elapsed (including the first day but excluding the last day) and shall be payable on demand. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.

5)	Miscellaneous:

a)	Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Purchase Agreement.

b)	Limitation By Law. All rights, remedies and powers provided in this Letter Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Letter Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Letter Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

c)	Effectiveness. This Letter Agreement shall become effective as to us when a counterpart hereof executed on behalf of us shall have been delivered to you and a counterpart hereof shall have been executed on behalf of you and delivered to us, and thereafter shall be binding upon us and our permitted successors and assigns (except that we shall not have the right to assign or transfer our rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Letter Agreement), and shall inure to the benefit of you and your permitted successors and assigns.

d)	Successors. Whenever in this Letter Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of us or you that are contained in this Letter Agreement shall bind and inure to the benefit of our or your respective permitted successors and assigns; provided that we may not assign, transfer or delegate any of our rights or obligations under this Letter Agreement without your prior written consent and you may only assign your rights under the Letter Agreement either (i) with our prior written consent, or (ii) to a transferee of all of your Units.

e)	Your Fees and Expenses. We hereby agree to reimburse you for the reasonable costs and expenses (including reasonable legal fees and expenses) incurred by you in enforcing your rights under this Letter Agreement.

f)	GOVERNING LAW. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

g)	Waivers; Amendment.

i)	No failure or delay by you or any of your affiliates in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Your and your affiliates’ rights, powers and remedies hereunder are cumulative and are not exclusive of any rights, powers or remedies that you and they would otherwise have. No waiver of any provision of this Letter Agreement or consent to any departure by you therefrom shall in any event be effective unless the same shall be permitted by paragraph (i) of this Section 5(g), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

ii)	Neither this Letter Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by you and us with respect to which such waiver, amendment or modification is to apply.

h)	WAIVER OF JURY TRIAL. EACH PARTY TO THIS LETTER AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH PARTY TO THIS LETTER AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(H).

i)	Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by applicable law.

j)	Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5(c) hereof. Delivery of an executed counterpart to this Letter Agreement by electronic mail or facsimile transmission shall be as effective as delivery of a manually signed original.

k)	Headings. Section headings used herein are for convenience of reference only, are not part of this Letter Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Letter Agreement.

l)	Jurisdiction; Consent to Service of Process.

i)	Each party to this Letter Agreement agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Letter Agreement and the transactions contemplated hereby, whether in tort or contract or at law or in equity, exclusively, in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York, and (1) irrevocably submits to the exclusive jurisdiction of such courts, (2) waives any objection to laying venue in any such action or proceeding in such courts, and (3) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party. Each of the parties to this Letter Agreement agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

ii)	Each party to this Letter Agreement hereby (a) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by the laws of the State of New York, (b) agrees that service of process made in accordance with clause (a) or made by registered or certified mail, return receipt requested, at its address specified in the Purchase Agreement, as contemplated by Section 5(a) hereof, will constitute good and valid service of process in any such action and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

m)	Usury Savings. Notwithstanding anything to the contrary contained herein, you shall never be entitled to receive as interest on the obligation evidenced hereby any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event that you ever receive any such excess, (I) such amount which would be excessive interest shall be applied to the reduction of the amount of the Obligations due and (II) if the Obligations are repaid in full, any remaining excess shall forthwith be paid to us.

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IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement as of the date first above written.

BANKATLANTIC BANCORP, INC.

By:	/s/ Valerie C. Toalson
Name: Valerie C. Toalson
Title:	Executive Vice President and Chief Financial Officer

Acknowledged and Agreed:

BB&T CORPORATION

By:	/s/ Daryl N. Bible
Name: Daryl N. Bible
Title:	Senior Executive Vice President and Chief Financial Officer